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                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1999 relating to the consolidated financial statements, which appears in Stillwater Mining Company's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
January 4, 2001